Exhibit 8.2


                   SIDLEY AUSTIN        BEIJING    GENEVA        SAN FRANCISCO
                   WOOLGATE EXCHANGE    BRUSSELS   HONG KONG     SHANGHAI
SIDLEY AUSTIN      25 BASINGHALL STREET CHICAGO    LONDON        SINGAPORE
----------------|  LONDON EC2V 5HA      DALLAS     LOS ANGELES   TOKYO
SIDLEY          |  DX NUMBER 580        FRANKFURT  NEW YORK      WASHINGTON, DC
                   LONDON CITY
                   +44 (0) 20 7360 3600
                   +44 (0) 20 7626 7937 FAX








Granite Master Issuer plc
Fifth Floor
100 Wood Street
London  EC2V 7EX


                                                       May 24, 2006



         Re:   Granite Master Issuer plc
               Granite Finance Funding 2 Limited
               Granite Finance Trustees Limited
               Series 2006-2 Notes
               -------------------


Ladies and Gentlemen:

         We have acted as English legal counsel and as United Kingdom tax counsel for Northern Rock plc, a public limited company incorporated under the laws of England and Wales, in connection with the issuance of U.S.$810,000,000 Series 2006-2 Class A1 Notes due April 2031, (euro)300,000,000 Series 2006-2 Class A2 Notes due April 2031, (pound)70,000,000 Series 2006-2 Class A3 Notes due April 2031, U.S.$1,275,000,000 Series 2006-2 Class A4 Notes due December 2054, (euro)1,360,000,000 Series 2006-2 Class A5 Notes due December 2054, (pound)500,000,000 Series 2006-2 Class A6 Notes due December 2054, U.S$29,000,000 Series-- 2006-2 Class B1 Notes due December 2054, U.S. $36,000,000 Series 2006-2 Class B2 Notes due December 2054, (euro)37,500,000
Series 2006-2 Class B3 Notes due December 2054, U.S.$25,000,000 Series 2006-2 Class M1 Notes due December 2054, U.S.$25,000,000 Series 2006-2 Class M2 Notes due December 2054, (euro)35,000,000 Series 2006-2 Class M3 Notes due December 2054, (pound)10,000,000 Series 2006-2 Class M4 Notes due December 2054, U.S.$75,000,000 Series 2006-2 Class C1 Notes due December 2054,
(euro)55,000,000 Series 2006-2 Class C2 Notes due December 2054 and (pound)12,000,000 Series 2006-2 Class C3 Notes due December 2054 (the "Series 2006-2 Notes") by Granite Master Issuer plc (the "Issuer"). The Notes will be issued pursuant to the Sixth Supplemental Issuer Trust Deed dated May 24, 2006 to the Issuer Trust Deed dated January 19, 2005 between The Bank of New York and the Issuer.

         As United Kingdom tax counsel, we have advised the Issuer with respect to the material United Kingdom tax consequences of the issuance of the Series 2006-2 Notes as



  A list of partners' names and their professional qualifications is open for inspection at Woolgate Exchange 25 Basinghall Street, London, EC2V 5HA. All
         partners are either solicitors or registered foreign lawyers.

    The offices listed above (other than London) are offices of associated
           Sidley Austin Partnerships. Regulated by the Law Society.

SIDLEY AUSTIN                                GRANITE MASTER ISSUER PLC |
----------------|                                                      |
SIDLEY          |                                               Page 2 | LONDON



described in the discussion set forth under the heading "Material United Kingdom tax consequences" in the prospectus relating to the issuance of the Series 2006-2 Notes, which has been filed with the Securities and Exchange Commission. That advice is reflected in that discussion, and we hereby confirm and adopt that discussion as our opinion in accordance with its terms.

         We hereby consent to the filing of this letter as an exhibit to the Issuer's Report on Form 8-K dated the date hereof.


                               Very truly yours,


                               /s/ Sidley Austin







                                      2